Exhibit 1.01

Conflict Minerals Report   May 31,2016

Nortech is a full-service electronics manufacturing (EMS) provider of wire and cable assemblies, printed circuit boards assemblies and higher-level complete box build assemblies for a wide range of industries. Metallic forms of tin, tantalum, tungsten and gold (“Conflict Minerals”) are present in the products, components and materials we purchase and are necessary to the functionality of many of the products we manufacture . We do not buy any ores directly, nor do we directly purchase these processed metals in their raw form.

Nortech’s corporate policy regarding Conflict Minerals and disclosure regarding whether any Conflict Minerals necessary to the functionality or production of a product originated in Covered Countries is made public on our website at http://www.nortechsys.com/about-nortech/quality-regulatory-compliance/conflict-minerals-policy/

Design of Due Diligence Framework

Our due diligence procedures are in compliance with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Coriflict-Affected and High-Risk Areas (Second Edition) and its supplements.

Nortech’s policy regarding Conflict Minerals was communicated to employees internally and to suppliers externally viae mail and posted to our website. In addition the terms and conditions of our purchase orders includes the following statement:  “Suppliers to Nortech are required to commit to being or becoming ‘conflict -free’ and source only from conflict-free smelters.”

Our cross functional conflict minerals team was established to carry out the necessary due diligence and reporting requirements.  The team currently includes the following roles:

Team Members:	Global Sourcing Manager
Supply Chain Managers

Executive Sponsors:	President & CEO
VP & Chief Financial Officer
VP of Operations

Due Diligence Measures Performed

Our RCOI (reasonable country of origin inquiry) and due diligence procedures include the following:

•       Due to the size of the Nortech’s sourcing functions, we focused on our largest suppliers, ranked by the amount the Company spends with each such supplier, and the suppliers that had the highest probability of supplying us with products or components containing Conflict Minerals (e.g., electronics).

•       We surveyed and received responses from the relevant suppliers representing 70% of our total company supplier spend.  This was an improvement from the 55% of our suppliers surveyed in reporting year 2015.

•       Suppliers were evaluated to identify whether the products, materials or components supplied to Nortech contain Conflict Minerals, with the understanding that there is no minimum amount for exclusion from the requirement.

•                  Data was collected directly from suppliers using the conflict minerals reporting template developed by the Conflict-Free Sourcing Initiative.

•                  Supplier declarations were reviewed for completeness, accuracy and conformance to Nortech requirements.

•       An escalation process was initiated with the covered suppliers who were non responsive after the initial contact was made, or whose initial response was incomplete, unclear or nonconforming.

Analysis of Supplier Survey Responses

•                  We were unable to confirm through our RCOI that conflict minerals contained in our products did not originate from the Covered Countries or were from recycled/scrap materials. Therefore we conducted due diligence on the processing facilities identified by our suppliers and prepared this Conflict Minerals Report.

•                  Conflict minerals information from some suppliers was presented to Nortech at a “company-level”  rather than a Nortech product-specific response. As a result, it is likely that our lists of smelters, refiners and countries of origin (discussed below) include sources that are actually not in our supply chain.

Due Diligence Results

•                  Suppliers that responded to our survey provided lists of smelters and refiners on which we conducted due diligence.

•                  Our due diligence process included comparing the supplier-provided names of smelters/refiners against lists of audited and verified smelters and refiners from CFSI, LBMA, RJC, TI-CMC and the US Department of Commerce. The lists of smelters and refiners are included as Tables 1 and 2.

•                  Certain suppliers identified Fidelity Printers and Refiners and Sudan Gold Refinery as sources of gold in their supply chains. These refineries are not audited by the CFSI and public information indicates the possibility that these are high-risk facilities. Because the conflict minerals information from these suppliers was presented to Nortech as “company-level”  responses rather than Nortech product-specific responses, it is uncertain if these gold refineries are actually in our supply chain.  As part of our due diligence process, Nortech implemented our risk mitigation plan for the subject suppliers, engaging them to conduct additional research on whether these refineries are, in reality, present in our supply chain. At this time, those suppliers have not completed their investigation.  If we determine that material sourced from these refineries is present in Nortech’s supply chain, we will work with our suppliers and the CFSI to conduct third party audits of the facilities. Should the facilities decline to participate in an audit, we will evaluate our relationship with that supplier and explore alternatives. In addition, one tin smelter (PT Pelat Timah Nusantara Tbk) was reported by some suppliers in their supply chain; however, this smelter suspended operation prior to 2015 and tin originating from this smelter is not expected to reasonably be in our supply chain for 2015.

•                  Country of origin information was obtained where reasonably available to Nortech and is presented in the list following Tables 1 and 2.

CFSI Reporting to our customers.

•                  Nortech issues a standard response using the EICC Template.

Third Party Audits of Processing Facilities

•                  Nortech does not conduct audits of smelters or refiners.  We support the Conflict Free Sourcing Initiative’s Conflict Free Smelter program through our corporate policy and procurement requirements by encouraging suppliers to source from audited facilities.

Annual Reporting

•                  In accordance with the OECD Guidance and the Rule, this report is available on our website: www.nortechsys.com

Declaration

•                  Based on our due diligence results, Nortech has determined that our products are ‘DRC Conflict Undeterminable’.

Independent Private Sector Audit

•                  Not required for reporting year 2015.

Limitations

Conflict Minerals sourcing and traceab il ity information is limited at this time.  Moreover, there are inherent l imitations and risks in the information that is available.  We are reliant on the information provided to us by our suppliers and industry initiatives such as the CFSI.  Our processes are intended to provide reasonable assurance - not absolute certainty- about the identification of processing facilities and the sources of their ores.

Table 1

CFSI/LBMA/RJC audited Smelters/refiners

Advanced Chemical Company	GOLD
Aida Chemical Industries Co., Ltd.	GOLD
Allgemeine Gold-und Silberscheideanstalt A.G.	GOLD
Almalyk Mining and Metallurgical Complex (AMMC)	GOLD
AngloGold Ashanti Córrego do Sítio Mineração	GOLD
Argor-Heraeus SA	GOLD
Asahi Pretec Corporation	GOLD
Asahi Refining Canada Limited	GOLD
Asahi Refining USA Inc.	GOLD
Asaka Riken Co., Ltd.	GOLD
Aurubis AG	GOLD
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	GOLD
Boliden AB	GOLD
C. Hafner GmbH + Co. KG	GOLD
CCR Refinery- Glencore Canada Corporation	GOLD
Cendres + Métaux SA	GOLD
Chimet S.p.A.	GOLD
Daejin Indus Co., Ltd.	GOLD
DODUCO GmbH	GOLD
Dowa	GOLD
DSC (Do Sung Corporation)	GOLD
Eco-System Recycling Co., Ltd.	GOLD
Elemetal Refining, LLC	GOLD
Faggi Enrico S.p.A.	GOLD
Geib Refining Corporation	GOLD
Heimerle + Meule GmbH	GOLD

Heraeus Ltd. Hong Kong	GOLD
Heraeus Precious Metals GmbH & Co. KG	GOLD
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	GOLD
lshifuku Metal Industry Co., Ltd.	GOLD
Istanbul Gold Refinery	GOLD
Japan Mint	GOLD
Jiangxi Copper Company Limited	GOLD
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	GOLD
JSC Uralelectromed	GOLD
JX Nippon Mining & Metals Co., Ltd.	GOLD
Kazzinc	GOLD
Kennecott Utah Copper LLC	GOLD
KGHM Polska Mied? Spó?ka Akcyjna	GOLD
Kojima Chemicals Co., Ltd.	GOLD
Korea Zinc Co. Ltd.	GOLD
Kyrgyzaltyn JSC	GOLD
LS-NIKKO Copper Inc.	GOLD
Materion	GOLD
Matsuda Sangyo Co., Ltd.	GOLD
Metalor Technologies (Hong Kong) Ltd.	GOLD
Metalor Technologies (Singapore) Pte., Ltd.	GOLD
Metalor Technologies (Suzhou) Co Ltd	GOLD
Metalor Technologies SA	GOLD
Metalor USA Refining Corporation	GOLD
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	GOLD
Mitsubishi Materials Corporation	GOLD
Mitsui Mining & Smelting	GOLD
MMTC-PAMP India Pvt., Ltd.	GOLD
Moscow Special Alloys Processing Plant	GOLD
Nadir Metal Rafineri San. Ve Tic. A.?.	GOLD
Navoi Mining and Metallurgical Combinat	GOLD
Nihon Material Co., Ltd.	GOLD
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	GOLD
Ohura Precious Metal Industry Co., Ltd.	GOLD
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	GOLD
OJSC Novosibirsk Refinery	GOLD
PAMP SA	GOLD
Prioksky Plant of Non-Ferrous Metals	GOLD
PT Aneka Tambang (Persero) Tbk	GOLD
PX Precinox SA	GOLD
Rand Refinery (Pty) Ltd.	GOLD
Republic Metals Corporation	GOLD
Royal Canadian Mint	GOLD

Samduck Precious Metals	GOLD
SAXONIA Edelmetalle GmbH	GOLD
Schone Edelmetaal B.V.	GOLD
SEMPSA Joyería Platería SA	GOLD
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	GOLD
Sichuan Tianze Precious Metals Co., Ltd.	GOLD
Singway Technology Co., Ltd.	GOLD
SOE Shyolkovsky Factory of Secondary Precious Metals	GOLD
Solar Applied Materials Technology Corp.	GOLD
Sumitomo Metal Mining Co., Ltd.	GOLD
T.C.A S.p.A	GOLD
Tanaka Kikinzoku Kogyo K.K.	GOLD
The Great Wall Gold and Silver Refinery of China	GOLD
The Refinery of Shandong Gold Mining Co., Ltd.	GOLD
Tokuriki Honten Co., Ltd.	GOLD
Torecom	GOLD
Umicore Brasil Ltda.	GOLD
Umicore Precious Metals Thailand	GOLD
Umicore SA Business Unit Precious Metals Refining	GOLD
United Precious Metal Refining, Inc.	GOLD
Valcambi SA	GOLD
Western Australian Mint trading as The Perth Mint	GOLD
WIELAND Edelmetalle GmbH	GOLD
Yamamoto Precious Metal Co., Ltd.	GOLD
Yokohama Metal Co., Ltd.	GOLD
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	GOLD
Zijin Mining Group Co., Ltd. Gold Refinery	GOLD
Changsha South Tantalum Niobium Co., Ltd.	TANTALUM
Conghua Tantalum and Niobium Smeltry	TANTALUM
D Block Metals, LLC	TANTALUM
Duoluoshan	TANTALUM
E.S.R. Electronics	TANTALUM
Exotech Inc.	TANTALUM
F&X Electro-Materials Ltd.	TANTALUM
FIR Metals & Resource Ltd.	TANTALUM
Global Advanced Metals Aizu	TANTALUM
Global Advanced Metals Boyertown	TANTALUM
Guangdong Zhiyuan New Material Co., Ltd.	TANTALUM
H.C. Starck Co., Ltd.	TANTALUM
H.C. Starck GmbH Goslar	TANTALUM
H.C. Starck GmbH Laufenburg	TANTALUM
H.C. Starck Hermsdorf GmbH	TANTALUM
H.C. Starck Inc.	TANTALUM

H.C. Starck Ltd.	TANTALUM
H.C. Starck Smelting GmbH & Co.KG	TANTALUM
Hengyang King Xing Lifeng New Materials Co., Ltd.	TANTALUM
Hi-Temp Specialty Metals, Inc.	TANTALUM
Jiangxi Dinghai Tantalum & Niobium Co., Ltd	TANTALUM
Jiangxi Tuohong New Raw Material	TANTALUM
JiuJiang JinXin Nonferrous Metals Co., Ltd.	TANTALUM
Jiujiang Tanbre Co., Ltd.	TANTALUM
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	TANTALUM
KEMET Blue Metals	TANTALUM
Kemet Blue Powder	TANTALUM
King-Tan Tantalum Industry Ltd.	TANTALUM
LSM Brasil S.A.	TANTALUM
Metallurgical Products India Pvt., Ltd.	TANTALUM
Mineração Taboca S.A.	TANTALUM
Mitsui Mining & Smelting	TANTALUM
Molycorp Silmet A.S.	TANTALUM
Ningxia Orient Tantalum Industry Co., Ltd.	TANTALUM
Plansee SE Liezen	TANTALUM
Plansee SE Reutte	TANTALUM
QuantumClean	TANTALUM
RFH Tantalum Smeltry Co., Ltd.	TANTALUM
Solikamsk Magnesium Works OAO	TANTALUM
Taki Chemicals	TANTALUM
Telex Metals	TANTALUM
Tranzact, Inc.	TANTALUM
Ulba Metallurgical Plant JSC	TANTALUM
XinXing Haorong Electronic Material Co., Ltd.	TANTALUM
Yichun Jin Yang Rare Metal Co., Ltd.	TANTALUM
Zhuzhou Cemented Carbide	TANTALUM
Alpha	TIN
An Thai Minerals Company Limited	TIN
An Vinh Joint Stock Mineral Processing Company	TIN
Chenzhou Yunxiang Mining and Metallurgy Company Limited	TIN
China Tin Group Co., Ltd.	TIN
Cooperativa Metalurgica de Rondônia Ltda.	TIN
CV Ayi Jaya	TIN
CV Dua Sekawan	TIN
CV Gita Pesona	TIN
CV Serumpun Sebalai	TIN
CV Tiga Sekawan	TIN
CV United Smelting	TIN
CV Venus Inti Perkasa	TIN

Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	TIN
Elmet S.L.U. (Metallo Group)	TIN
EM Vinto	TIN
Fenix Metals	TIN
Gejiu Fengming Metalurgy Chemical Plant	TIN
Gejiu Kai Meng Industry and Trade LLC	TIN
Gejiu Non-Ferrous Metal Processing Co., Ltd.	TIN
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	TIN
Guanyang Guida Nonferrous Metal Smelting Plant	TIN
HuiChang Hill Tin Industry Co., Ltd.	TIN
Jiangxi Ketai Advanced Material Co., Ltd.	TIN
Magnu’s Minerais Metais e Ligas Ltda.	TIN
Malaysia Smelting Corporation (MSC)	TIN
Melt Metais e Ligas S/A	TIN
Metallic Resources, Inc.	TIN
Metallo-Chimique N.V.	TIN
Mineração Taboca S.A.	TIN
Minsur	TIN
Mitsubishi Materials Corporation	TIN
Nghe Tinh Non-Ferrous Metals Joint Stock Company	TIN
O.M. Manufacturing (Thailand) Co., Ltd.	TIN
O.M. Manufacturing Philippines, Inc.	TIN
Operaciones Metalurgical S.A.	TIN
Phoenix Metal Ltd	TIN
PT Aries Kencana Sejahtera	TIN
PT Artha Cipta Langgeng	TIN
PT ATD Makmur Mandiri Jaya	TIN
PT Babel Inti Perkasa	TIN
PT Bangka Prima Tin	TIN
PT Bangka Tin Industry	TIN
PT Belitung lndustri Sejahtera	TIN
PT BilliTin Makmur Lestari	TIN
PT Bukit Timah	TIN
PT Cipta Persada Mulia	TIN
PT DS Jaya Abadi	TIN
PT Eunindo Usaha Mandiri	TIN
PT Inti Stania Prima	TIN
PT Justindo	TIN
PT Karimun Mining	TIN
PT Kijang Jaya Mandiri	TIN
PT Mitra Stania Prima	TIN
PT Panca Mega Persada	TIN

PT Prima Timah Utama	TIN
PT Refined Bangka Tin	TIN
PT Sariwiguna Binasentosa	TIN
PT Stanindo Inti Perkasa	TIN
PT Sukses Inti Makmur	TIN
PT Sumber Jaya lndah	TIN
PT Timah (Persero) Tbk Kundur	TIN
PT Timah (Persero) Tbk Mentok	TIN
PT Tinindo Inter Nusa	TIN
PT Tommy Utama	TIN
PT WAHANA PERKIT JAYA	TIN
Rui Da Hung	TIN
Soft Metais Ltda.	TIN
Thaisarco	TIN
Tuyen Quang Non-Ferrous Metals Joint Stock Company	TIN
VQB Mineral and Trading Group JSC	TIN
White Solder Metalurgia e Mineração Ltda.	TIN
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	TIN
Yunnan Tin Group (Holding) Company Limited	TIN
A.L.M.T. TUNGSTEN Corp.	TUNGSTEN
ACL Metais Eireli	TUNGSTEN
Asia Tungsten Products Vietnam Ltd.	TUNGSTEN
Chenzhou Diamond Tungsten Products Co., Ltd.	TUNGSTEN
Chongyi Zhangyuan Tungsten Co., Ltd.	TUNGSTEN
Fujian Jinxin Tungsten Co., Ltd.	TUNGSTEN
Ganzhou Huaxing Tungsten Products Co., Ltd.	TUNGSTEN
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	TUNGSTEN
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	TUNGSTEN
Ganzhou Seadragon W & Mo Co., Ltd.	TUNGSTEN
Ganzhou Yatai Tungsten Co., Ltd.	TUNGSTEN
Global Tungsten & Powders Corp.	TUNGSTEN
Guangdong Xianglu Tungsten Co., Ltd.	TUNGSTEN
H.C. Starck GmbH	TUNGSTEN
H.C. Starck Smelting GmbH & Co.KG	TUNGSTEN
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	TUNGSTEN
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	TUNGSTEN
Hunan Chunchang Nonferrous Metals Co., Ltd.	TUNGSTEN
Hydrometallurg, JSC	TUNGSTEN
Japan New Metals Co., Ltd.	TUNGSTEN
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	TUNGSTEN
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	TUNGSTEN
Jiangxi Gan Bei Tungsten Co., Ltd.	TUNGSTEN
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	TUNGSTEN

Jiangxi Xinsheng Tungsten Industry Co., Ltd.	TUNGSTEN
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	TUNGSTEN
Jiangxi Yaosheng Tungsten Co., Ltd.	TUNGSTEN
Kennametal Fallon	TUNGSTEN
Kennametal Huntsville	TUNGSTEN
Malipo Haiyu Tungsten Co., Ltd.	TUNGSTEN
Moliren Ltd	TUNGSTEN
Niagara Refining LLC	TUNGSTEN
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	TUNGSTEN
Philippine Chuangin Industrial Co., Inc.	TUNGSTEN
Sanher Tungsten Vietnam Co.,Ltd.	TUNGSTEN
South-East Nonferrous Metal Company Limited of Hengyang City	TUNGSTEN
Tejing (Vietnam) Tungsten Co., Ltd.	TUNGSTEN
Wolfram Bergbau und Hütten AG	TUNGSTEN
Woltech Korea Co., Ltd.	TUNGSTEN
Xiamen Tungsten Co., Ltd.	TUNGSTEN
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	TUNGSTEN
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	TUNGSTEN

Table 2

Verified but not audited (includes TI-CMC active & progressing

Aktyubinsk Copper Company TOO	GOLD
AI Etihad Gold	GOLD
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	GOLD
Bauer Walser AG	GOLD
Caridad	GOLD
China National Gold Group Corporation	GOLD
Chugai Mining	GOLD
Colt Refining	GOLD
Daye Non-Ferrous Metals Mining Ltd.	GOLD
Emirates Gold DMCC	GOLD
Fidelity Printers and Refiners Ltd.	GOLD
Gansu Seemine Material Hi-Tech Co Ltd	GOLD
Guangdong Jinding Gold Limited	GOLD
Hangzhou Fuchunjiang Smelting Co., Ltd.	GOLD
Hunan Chenzhou Mining Co., Ltd.	GOLD
Hwasung CJ Co. Ltd	GOLD
Johnson Matthey Chemicals Ltd.	GOLD
Johnson Matthey Chemicals Ltd.	GOLD
Kaloti Precious Metals	GOLD
Kazakhmys pic	GOLD

Korea Metal Co. Ltd	GOLD
L’ azurde Company For Jewelry	GOLD
Lingbao Gold Company Ltd.	GOLD
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	GOLD
Luo yang Zijin Yinhui Metal Smelt Co Ltd	GOLD
Metahub Industries Sdn. Bhd.	GOLD
Morris and Watson	GOLD
OJSC Kolyma Refinery	GOLD
Penglai Penggang Gold Industry Co Ltd	GOLD
SAAMP	GOLD
Sabin Metal Corp.	GOLD
SAMWON METALS Corp.	GOLD
Shandong Gold Mining Co., Ltd.	GOLD
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	GOLD
So Accurate Group, Inc.	GOLD
Societe D’Affinage Et Apprets De Metaux Precieux	GOLD
Sudan Gold Refinery	GOLD
Tangling Nonferrous Metals Group Holdings Co., Ltd.	GOLD
Tony Goetz NV	GOLD
Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	GOLD
Yunnan Copper Industry Co Ltd	GOLD
Avon Specialty Metals Ltd	TANTALUM
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	TANTALUM
JX Nippon Mining & Metals Co., Ltd.	TANTALUM
KEMET Corporation	TANTALUM
Resind Indústria e Comércio Ltda.	TANTALUM
Alpha Metals Korea Ltd.	TIN
CNMC (Guangxi) PGMA Co. Ltd.	TIN
CV Prima Timah Utama	TIN
Dowa	TIN
Estanho de Rondônia S.A.	TIN
Gejiu Zi-Li	TIN
Gold Bell Group	TIN
Huichang Jinshunda Tin Co. Ltd	TIN
lshifuku Metal Industry Co., Ltd.	TIN
Japan New Metals Co., Ltd.	TIN
Jiangxi Copper Company Limited	TIN
Linwu Xianggui Smelter Co	TIN
Metahub Industries Sdn. Bhd.	TIN
Mitsui Mining & Smelting	TIN
Nankang Nanshan Tin Co., Ltd.	TIN
Novosibirsk Integrated Tin Works	TIN

OJSC Novosibirsk Refinery	TIN
PT Alam Lestari Kencana	TIN
PT Bangka Kudai Tin	TIN
PT Bangka Timah Utama Sejahtera	TIN
PT Fang Di MulTindo	TIN
PT Pelat Timah Nusantara Tbk	TIN
PT Seirama Tin investment	TIN
PT Tirus Putra Mandiri	TIN
Resind Indústria e Comércio Ltda.	TIN
Sumitomo Metal Mining Co., Ltd.	TIN
Umicore SA Business Unit Precious Metals Refining	TIN
China Minmetals	TUNGSTEN
Dayu Jincheng Tungsten Industry Co., Ltd.	TUNGSTEN
Dayu Weiliang Tungsten Co., Ltd.	TUNGSTEN
Ganxian Shirui New Material Co., Ltd.	TUNGSTEN
Ganzhou Cobalt & Tungsten Co Ltd	TUNGSTEN
H.C. Starck Group	TUNGSTEN
Hunan Chenzhou Mining Co., Ltd.	TUNGSTEN
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	TUNGSTEN
Jiangxi Richsea New Materials Co., Ltd.	TUNGSTEN
Jiujiang Tanbre Co., Ltd.	TUNGSTEN
JX Nippon Mining & Metals Co., Ltd.	TUNGSTEN
Materion	TUNGSTEN
Mitsubishi Materials Corporation	TUNGSTEN
Pobedit, JSC	TUNGSTEN
Sumitomo Metal Mining Co., Ltd.	TUNGSTEN
Zhuzhou Cemented Carbide	TUNGSTEN

Table 3

Aggregated Countries of Origin

Angola

Argentina

Armenia

Australia

Austria

Belarus

Belgium

Bolivia

Brazil

Burundi

Canada

Chile

China

DRC- Congo (Kinshasa)

Egypt

Estonia

Ethiopia

France

Germany

Ghana

Greece

Guinea

Guyana

Hong Kong

India

Indonesia

Italy

Japan

Jersey

Kazakhstan

Kyrgyzstan

Laos

Malaysia

Mali

Mexico

Mongolia

Morocco

Mozambique

Myanmar

Namibia

Netherlands

Niger

Nigeria

Papua New Guinea

Peru

Philippines

Poland

Portugal

Romania

Russia

Rwanda

Saudi Arabia

Sierra Leone

Singapore

South Africa

South Korea

Spain

Suriname

Sweden

Switzerland

Taiwan

Tajikistan

Tanzania

Thailand

Turkey

United Arab Emirates

United Kingdom

United States

Uzbekistan

Vietnam

Zambia

Zimbabwe